                                    FORM 8-K
    [AS LAST AMENDED IN RELEASE NO. 34-30968, JULY 30, 1992, 57 F.R. 36442.]



                       SECURITIES AND EXCHANGE COMMISSION

                                Washington D.C.



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) July 24, 1995


                               VALLEN CORPORATION
             (Exact name of registrant as specified in its charter)



          Texas                    0-10796                 74-1366847
    (State or other              (Commission              (IRS Employer
    jurisdiction of              File Number)            Identification
     incorporation)                                         Number)



                 13333 Northwest Freeway, Houston, Texas  77040
                    (Address of principal executive office)



       Registrant's telephone number, including area code (713) 462-8700


                      Exhibit Index Located on Page   4

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 24, 1995, Vallen Corporation (the "Company") purchased substantially all of the assets and business of Safety Centers, Inc., an Illinois corporation ("SCI"), for an aggregate purchase price of $6,952,286. The purchase price was based on the value of such assets as determined on May 31, 1995, and is subject to adjustment once June 30, 1995 valuations are available. In addition, the purchase price may be reduced if, 180 days after the closing of the transaction, any accounts receivable acquired pursuant to the transaction remain uncollected.

     The assets acquired include accounts receivable, inventory, supplies and furniture, fixtures, equipment, and certain intangibles including customer lists and goodwill. SCI and its shareholders also agreed not to compete with the Company with respect to the business purchased for a period of three years. The Company delivered the purchase price by (i) paying cash in the amount of $1,561,829, (ii) issuing 22,367 shares of the common stock of the Company to SCI, and (iii) assuming a $5,000,000 outstanding loan of SCI (the "Assumed Loan"). The Company held back $366,607 of the cash payment described in clause (i) above pending the adjustments to the purchase price described in the preceding paragraph.

     The Company has also entered into a three-year consulting agreement with SCI, pursuant to which SCI will be paid $500,001.00 over the life of the agreement. In addition, the Company has leased a facility in South Holland, Illinois from Mr. Neil Sheppard, who is a fifty-percent shareholder in and the president of SCI.

     Immediately prior to the consummation of the acquisition described herein, Vallen Safety Supply Company, a subsidiary of the Company ("Safety"), entered into a Credit Agreement with Texas Commerce Bank, N.A. (the "Bank"), pursuant to which the Bank agreed to lend an aggregate of up to $6,000,000 to Safety. The Company has agreed to guaranty payment of this loan. Upon consummation of the acquisition of the assets of SCI, the Company caused Safety to borrow $5,000,000 under the terms of the Credit Agreement, and then used such amount to satisfy the Company's assumed obligations under the Assumed Loan.

     Prior to the consummation of the transaction, SCI was engaged in the business of distributing industrial safety equipment. The registrant intends to continue to use the facilities, equipment and other physical property of SCI for such purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired. It is impractical to provide the required financial statements for the acquired business at this time. The required financial statements shall be filed as soon as practicable, but not later than October 2, 1995.

     (b) Pro forma financial information. It is impractical to provide the required pro forma financial information at this time. The required pro forma financial information shall be filed as soon as practicable, but not later than October 2, 1995.

     (c)  Exhibits:

          (2.1) Asset Sale and Purchase Agreement dated as of June 16, 1995 among Vallen Corporation, Safety Centers, Inc., Neil Sheppard and Roslyn Sheppard.

          (2.2) First Amendment dated as of July 21, 1995 among Vallen Corporation, Safety Centers, Inc., Neil Sheppard and Roslyn Sheppard.

          (2.3) Consulting Agreement dated as of July 24, 1995 between Vallen Corporation and Safety Centers, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VALLEN CORPORATION


     Date:  August 4, 1995          By:         /s/ JAMES W. THOMPSON
                                         --------------------------------
                                             James W. Thompson, President

                                 Exhibit Index

            Exhibit numbers are in accordance with the Exhibit Table
                         in Item 601 of Regulation S-K



Exhibit No.      Exhibit Description
-----------      -------------------
2.1              Asset Sale and Purchase Agreement dated
                 as of June 16, 1995 among Vallen Corporation,
                 Safety Centers, Inc., Neil Sheppard
                 and Roslyn Sheppard.

2.2              First Amendment dated as of July 21, 1995 among
                 Vallen Corporation, Safety Centers, Inc., Neil
                 Sheppard and Roslyn Sheppard.

2.3 Consulting Agreement dated as of July 24, 1995 between Vallen Corporation and Safety Centers, Inc.
